Exhibit 99.B(8)(f)

SUPPLEMENT TO PARTICIPATION AGREEMENT

DATED AS OF OCTOBER 30TH, 1998

(as amended and supplemented from time to time)

AMONG

DWS VARIABLE SERIES II (formerly Investors Fund Series)

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (formerly Scudder Kemper Investments, Inc.)

DWS INVESTMENTS DISTRIBUTORS, INC. (formerly Kemper Distributors, Inc.)

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (“Company”)

AND

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK,

A New York insurance company

(Both The Lincoln National Life Insurance Company and Lincoln Life & annutiy Company of New York herein referred to collectively as the “Companies”)

WHEREAS, pursuant to a Participation Agreement ( the “Agreement’) dated October 30, 1998, the DWS Variable Series II, Deutsche Investment Management Americas Inc., DWS Investment Distributors, Inc., The Lincoln National Life Insurance Company and/or their predecessors in interest agreed to certain rights and responsibilities relative to the offering of fund shares; and

WHEREAS, the parties desire to offer fund shares to be purchased by certain Separate Accounts sponsored by Lincoln Life & Annuity Company of New York on behalf of owners of certain variable annuity contracts; and

WHEREAS, the parties desire amend the Agreement to add an additional Designated Portfolio to be available for purchase by the Companies on behalf of the sponsored Separate Accounts and variable annuity contracts;

NOW, THEREFORE, in consideration of mutual promises and representations it is agreed as follows:

1.  The parties agree that effective December 15, 2008, Lincoln Life & Annuity Company of New York is added as a party to the Agreement, with the same rights and responsibilities under the Agreement as The Lincoln National Life Insurance Company.

2.  Schedule A of the Agreement is amended and replaced with the new Schedule A which is attached to this Agreement.

Except as amended hereby, the Agreement remains in full force and effect in accordance with its terms.

[Signatures Follow]

IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed in its name and on its behalf by its duly authorized representative as of December 15, 2008.

COMPANIES	The Lincoln National Life Insurance Company

	By:	/s/ Daniel R. Hayes
	Name:	Daniel R. Hayes
	Title:	Vice President

Lincoln Life & Annuity Company of New York

	By:	/s/ Daniel R. Hayes
	Name:	Daniel R. Hayes
	Title:	Vice President

FUND	DWS Variable Series II

	By:	/s/ Michael G. Clark
	Name:	Michael G. Clark
	Title:	President

ADVISER	Deutsche Investment Management Americas Inc.

	By:	/s/ Michael Colon
	Name:	Michael Colon
	Title:	Chief Operating Officer

	By:	/s/ John Ashley
	Name:	John Ashley
	Title:	Director

UNDERWRITER	DWS Investments Distributors, Inc.

	By:	/s/ Philipp Hensler
	Name:	Philipp Hensler
	Title:	Managing Director, Chairman of the Board

	By:	/s/ Thomas E. Winnick
	Name:	Tom Winnick
	Title:	Managing Director & President

SCHEDULE A

Name of Separate Accounts and

Date Established by Board of Directors

Lincoln National Variable Annuity Account C	June 3, 1981
Lincoln Life Variable Annuity Account L	April 29, 1996
Lincoln Life & Annuity Variable Annuity Account L	July 24, 1996
Lincoln Life Variable Annuity Account N	November 3, 1997
Lincoln New York Account N for Variable Annuities	March 11, 1999
Lincoln Life Variable Annuity Account Q	November 3, 1997
Lincoln Life Variable Life Account M	December 17, 1997
Lincoln Life Variable Life Account R	December 23, 1997
Lincoln Life Variable Life Account S	December 24, 1999
Lincoln Life Variable Life Account Z	July 30, 2003
Lincoln Life & Annuity Variable Life Account M	December 17, 1997
Lincoln Life & Annuity Variable Life Account Z	June 21, 2006
LLANY Variable Life Account R	February 11, 1998
LLANY Variable Life Account S	March 12, 1999

Contracts Funded By Separate Account

Lincoln ChoicePlus	MultiFund® 1-4 Individual Variable Annuity
Lincoln ChoicePlus Access	MultiFund® 5 Individual Variable Annuity
Lincoln ChoicePlus Bonus	MultiFund® Select Individual Variable Annuity
Lincoln ChoicePlus II	MultiFund® Group Variable Annuity
Lincoln ChoicePlus II Access	Group Variable Annuity (GVA)
Lincoln ChoicePlus II Bonus
Lincoln ChoicePlus II Advance
Lincoln ChoicePlus Assurance (A Share/Class)	Lincoln VULcv-IV
Lincoln ChoicePlus Assurance (A Share/Class)	Lincoln VULdb-IV
i4LIFE®Advantage	Lincoln AssetEdgesm VUL
Lincoln ChoicePlus Assurance (B Share)	Lincoln VULone2007
Lincoln ChoicePlus Assurance (B Class)	Lincoln SVULone2007
Lincoln ChoicePlus Assurance (B Share/Class)	Lincoln VULone
i4LIFE®Advantage	Lincoln VULone2005
Lincoln ChoicePlus Assurance (C Share)	Lincoln SVUL-IV
Lincoln ChoicePlus Assurance (L Share)	Lincoln PreservationEdgesm SVUL
Lincoln ChoicePlus Assurance (Bonus)	Lincoln SVULone
Lincoln ChoicePlus Design	Lincoln Corporate Variable 5
Lincoln ChoicePlus Design i4LIFE®Advantage	Lincoln Corporate Commitment VUL
Private Placement VUL

Designated Portfolios

Class
DWS Alternative Asset Allocation Plus VIP	A
DWS Alternative Asset Allocation Plus VIP	B